UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 11, 2009

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151	31-0595760
(Commission File	(I.R.S. Employer
Number)	Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 11, 2009, The Clorox Company (the “Company”) issued press releases announcing an increase in its quarterly dividend, confirming its fiscal year 2010 outlook and updating its Centennial Strategy. The full text of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 8.01 Other Events

Among other things, on June 11, 2009, the Company announced that its quarterly cash dividend will be increased by 9 percent to 50 cents per share from 46 cents per share, effective with its dividend payable on August 14, 2009 to stockholders of record on July 27, 2009. The Company also confirmed the fiscal year 2010 financial outlook that the Company announced on May 1, 2009 and provided an update on the Company’s Centennial Strategy, its long-term strategic growth plan, which was introduced in May 2007. In addition, the Company announced the launch of its new Green Works™ natural laundry products.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Press Release dated June 11, 2009 of The Clorox Company
99.2	Press Release dated June 11, 2009 of The Clorox Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: June 11, 2009	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated June 11 2009 of The Clorox Company
99.2	Press Release dated June 11, 2009 of The Clorox Company